UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SANGOMA TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Ontario, Canada	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Renfrew Drive, Suite 100 Markham, Ontario, Canada	L3R 9R6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares	The Nasdaq Stock Market LLC

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box  ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-261071

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of Common Shares, no par value (“Common Shares”) of Sangoma Technologies Corporation (the “Registrant”). The description of the Registrant’s Common Shares under the section captioned “Description of Common Shares” in the short form base shelf prospectus and under the sections captioned “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement to the short form base shelf prospectus of the Registrant, each included in the Registrant’s registration statement on Form F-10 (File No. 333-261071) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on November 15, 2021, as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC, and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 15, 2021

SANGOMA TECHNOLOGIES CORPORATION

By:	/s/ David Moore
Name: David Moore Title: Chief Financial Officer